                                                                  EXHIBIT 10.28


NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.



                             AGREEMENT FOR PURCHASE
                        AND SALE OF PARTNERSHIP INTERESTS


     THIS AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS (this "AGREEMENT") is made as of this 7th day of December, 2000, by and among Fleet National Bank, a national banking association ("FLEET"); BancBoston Services, Inc., a Massachusetts corporation ("FLEET SUB"), DST Systems, Inc., a Delaware corporation ("DST"), and DST EquiServe, Inc., a Delaware corporation ("DST SUB"). Fleet and Fleet Sub are collectively referred to as "Sellers". DST and DST Sub are collectively referred to as "Purchasers."


                                    RECITALS

     WHEREAS, BFDS Limited, Inc., a Massachusetts corporation ("BFDS"), BFDS General, Inc., a Massachusetts corporation ("BFDS SUB"), First Chicago Trust Company of New York, a New York limited purpose trust company ("FCTC"), FCTC General, Inc., a Delaware corporation ("BANK ONE SUB"), Fleet and Fleet Sub are parties to the EquiServe Limited Partnership Amended and Restated Limited Partnership Agreement, dated November 30, 1998 (the "PARTNERSHIP AGREEMENT") and hold all of the general and limited partnership interests in the limited partnership formed and operated pursuant to such agreement and the laws of Delaware (the "PARTNERSHIP"); and

     WHEREAS, Purchasers desire to purchase and Sellers desire to sell all of the general and limited partnership interests owned by Sellers in the Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise with respect to any Person, and any other Person controlling, controlled by or under common control with such Person.

     "AGREEMENT" means this Agreement for Purchase and Sale of Partnership Interests and all exhibits and schedules attached hereto.

     "CHANGE IN CONTROL" means (i) any event in which any other Person or group of related Persons acquires, directly or indirectly, more than 50% of the voting equity interests in a specified Person, through a purchase, exchange or other acquisition of such equity interests, a merger, a consolidation or any similar transaction or (ii) any event in which any other Person or group of related Persons acquires substantially all of the assets of a specified Person.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "COMPETING BUSINESS" means the business of providing services, in substantially the same manner as such services are provided by the Partnership on the Initial Closing Date: (i) to Issuers, as registrar, transfer agent, dividend disbursement agent, employee stock purchase plan agent, demutualization agent, escheatment service agent, rights agent, exchange agent, tender agent and proxy processing service administrator, including, in each case, in connection with odd lot and other redemption and buy-back transactions, mergers, divestitures and other reorganizations, in all cases solely with respect to the equity securities of such Issuers, and (ii) to the U.S. government as government allotment administrator for U.S. government employees.

     "CONSENTING DESIGNATED CUSTOMER" means a Designated Customer who has either
(i) consented to the transactions contemplated hereby or (ii) received or waived the receipt of any prior notice of the transactions contemplated hereby required under the terms of the Designated Customer Service Agreement to which such Designated Customer is a party.

     "DECONVERSION COSTS" means any deconversion costs required to be paid under the terms of a Designated Customer Service Agreement in the event of a termination of such Designated Customer Service Agreement by the Designated Customer party thereto as a result of the breach by the other party thereto.

     "DEFERRED PAYMENT" means each of the payments contemplated in SECTIONS 2.2(c), (d), (e) and (f) and 2.5 hereof.

     "DESIGNATED CUSTOMER" means each of the customers of the Partnership set forth on EXHIBIT A hereto.

     "DESIGNATED CUSTOMER REVENUE NUMBER" means Recurring Revenues associated with each Designated Customer, as set forth opposite the name of each such Designated Customer on EXHIBIT A hereto.

     "DESIGNATED CUSTOMER SERVICE AGREEMENT" means the agreement between a Designated Customer and Fleet, FCTC or the Partnership, as the case may be, pursuant to which the Partnership performs any of the services described under the definition of "Competing Business".

     "FEDERAL FUNDS RATE" means, for the period involved, the average of the interest rates for each day of the period set forth in H.15(519) opposite the caption "Federal Funds (Effective)".

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "FLEET CONTRIBUTION AGREEMENT" means the Asset Purchase Agreement dated as of September 29, 1995, between the Partnership and Fleet.

     "FLEET LP INTERESTS" means, collectively, all the rights, title and interests of Fleet, as a limited partner in the Partnership, including all rights, title and interests of Fleet under the Partnership Agreement and as a limited partner of the Partnership under the laws of Delaware, all rights and powers to vote on or participate in actions on behalf of the Partnership, all interests in the profits, losses, distributions, income, credits, and deductions of the Partnership, and Fleet' allocable share of the property, whether real, personal, or mixed, now or at any time owned or held by the Partnership.

     "FLEET PARENT" means FleetBoston Financial Corporation.

     "FLEET RESIDUAL INTEREST" means the Residual Interest held by Fleet.

     "FLEET SUB GP INTERESTS" means, collectively, all the rights, title and interests of Fleet Sub as a general partner in the Partnership, including all rights, title and interests of Fleet Sub under the Partnership Agreement and as a general partner of the Partnership under the laws of Delaware, all rights and powers to vote on or participate in actions on behalf of the Partnership, all interests in the profits, losses, distributions, income, credits, and deductions of the Partnership, and of Fleet Sub's allocable share of the property, whether real, personal, or mixed, now or at any time owned or held by the Partnership.

     "HSR ACT" means the Hart-Scott-Rodino Improvements Act.

     "ISSUERS" means U.S. corporations, other U.S. securities issuers, including limited partnerships, closed-end investment companies and issuers of American Depository Receipts and issuers of American Depository Shares (excluding open-end investment companies and unit investment trusts).

     "1999 RECURRING REVENUES" means $230,974,000.

     "OUT OF BALANCE CONDITIONS" means [*]

     "OUT OF BALANCE RESERVE" has the meaning ascribed to such term in the definition of "Out of Balance Conditions".

     "PARTNERSHIP AGREEMENT AMENDMENT" means the amendment to the Partnership Agreement being executed simultaneously herewith by Fleet, Fleet Sub, DST, DST Sub, BFDS, BFDS Sub, FCTC and Bank One Sub.

     "PERSON" means any individual, partnership, corporation, association, trust, limited liability company, joint partnership, unincorporated organization and any government or political subdivision thereof, governmental department or agency.

     "RECURRING REVENUES" means [*]

     "RESERVED BUSINESS" means the business of providing services to Issuers and other Persons (i) acting in any capacity solely with respect to the debt securities of such Issuers and other Persons, (ii) as class action processing agent, and (iii) as bankruptcy claims administrator.

     "RESIDUAL INTEREST" has the meaning given to such term in the Partnership Agreement Amendment.

     "REVENUE ADJUSTMENT FACTOR" means [*]

     "SELLERS' INTERESTS" means, collectively, the Fleet Sub GP Interests and the Fleet LP Interests.

     "SPECIAL SERVICE FEES" means revenue received by the Partnership through EquiServe Trust Company or from banks that is derived from deposits by Partnership customers (existing and future) that are held for dividends and other distributions.

     1.2 Cross References to Certain Terms Defined Elsewhere in this Agreement.


                   TERM                          SECTION
                   ----                          -------
         Actual Purchase Price                      2.2(g)
         Actual Redeemed Accounts                   2.3
         Annualized Revenue                         2.8(a)
         Average Redemption                         2.3
         Bank One Sub                            Preamble
         BFDS                                    Preamble
         BFDS Sub                                Preamble
         Changed Circumstances                      7.6(b)
         Claim                                     12.3(a)
         Closing(s)                                10.1
         Closing Date(s)                           10.1
         Disclosing Party                           7.1
         DST                                     Preamble
         DST Sub                                 Preamble
         FCTC                                    Preamble
         FCTC Sale Agreement                        8.1(f)
         Final Closing                             10.1
         Final Closing Date                        10.1
         Final Deferred Payment                     2.3
         Fleet                                   Preamble
         Fleet Sub                               Preamble
         Formal Written Action                      7.9
         Indemnified Party                         12.3(a)
         Indemnifying Party                        12.3(a)
         Information                                7.1
         Initial Closing                           10.1
         Initial Closing Date                      10.1
         Initial FCTC Closing                       8.6
         Material Adverse Effect                    8.7

         Minimum Purchase Price                     2.2(g)
         Nonredeemed Account Revenue                2.3
         Ownership Change                           2.8(b)
         Partnership                             Recitals
         Partnership Agreement                   Recitals
         Purchase Price                             2.2
         Purchaser(s)                            Preamble
         Purchasers Losses                         12.1
         Redeemable Accounts                        2.3
         Redemption Percentage                      2.3
         Repurchase Program                         2.3
         Restricted Period                          7.6(a)
         Seller(s)                               Preamble
         Sellers Losses                            12.2
         Terminating Designated Customer            2.4
         Third Party Claim                         12.3(a)
         Third Party Consent                        5.4
         Third Party Consents                       5.4


                                    ARTICLE 2
                            PURCHASE AND SALE; PRICE

     2.1 PURCHASE AND SALE OF THE SELLERS' INTERESTS. At the Initial Closing and in the manner herein provided, Fleet shall sell, transfer, assign and deliver all of its Fleet LP Interests (except the Fleet Residual Interest) to DST, and Fleet Sub shall sell, transfer, assign and deliver all of its Fleet Sub GP Interests to DST Sub. At the Final Closing and in the manner herein provided, Fleet shall sell, transfer, assign and deliver the Fleet Residual Interest to DST.

     2.2 [*]

     2.3 [*]

     2.4 [*]

     2.5 [*]

     2.6 [*]

     2.7 [*]

     2.8 [*]

     2.9 SET-OFF. DST shall not be entitled to offset any claim DST or the Partnership has against Sellers pursuant to SECTION 12.1(b) hereof or arising out of the Fleet Contribution Agreement against the obligations of DST to pay the Purchase Price hereunder.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     As a material inducement to DST to enter into this Agreement, Sellers hereby jointly and severally represent and warrant to DST as follows:

     3.1  ORGANIZATION.

          (a) Fleet is a national banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to (i) own the Fleet LP Interests, to be a party to the Partnership Agreement and to exercise its rights and perform its obligations thereunder, and (ii) enter into this Agreement and perform all of its obligations hereunder.

          (b) Fleet Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to (i) own the Fleet GP Interests, to be a party to the Partnership Agreement and to exercise its rights and perform its obligations thereunder, and (ii) enter into this Agreement and perform all of its obligations hereunder.

          (c) The Partnership is a Delaware limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate the assets owned by it and to carry on its business as now conducted by it. The Partnership Agreement is a legal, valid, and binding contract as to Sellers by and among its general and limited partners, enforceable against Sellers in accordance with its terms, and is in full force and effect, subject to and limited by bankruptcy, insolvency, reorganization, moratorium, usury, and other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law). Except with respect to the Partnership Agreement Amendment, neither Seller has agreed to any written or oral amendments or modifications to the Partnership Agreement.

     3.2 AUTHORITY; ENFORCEABILITY. Except as set forth in EXHIBIT 3.2 hereof, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Sellers and will not result in any violation of or conflict with or constitute a default under (i) any term of the charter or bylaws or other constitutive documents of Sellers,
(ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Sellers or (iii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Partnership, in each case, other than such violations or conflicts which would not materially adversely affect the ability of Sellers to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Sellers and constitutes the legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with the terms hereof.

     3.3  Title to the Sellers' Interests.

          (a) Fleet is the lawful owner of, has good and valid title to the Fleet LP Interests, and, subject to the consents described on EXHIBIT 3.3 having been obtained, has all rights to sell, transfer, assign and deliver to DST all of the Fleet LP Interests. Except as set forth on EXHIBIT 3.3, all of the Fleet LP Interests are free and clear of any liens, claims, security interests, pledges, conditional sales agreements, title retention agreements, encumbrances, defects as to title or restrictions against the transfer and assignment thereof.

          (b) Fleet Sub is the lawful owner of, has good and valid title to the Fleet Sub GP Interests, and, subject to the consents described on EXHIBIT 3.3, has all rights to sell, transfer, assign and deliver all of the Fleet Sub GP Interests to DST Sub. Except as set forth on EXHIBIT 3.3, all of the Fleet Sub GP Interests are free and clear of any liens, claims, security interests, pledges, conditional sales agreements, title retention agreements, encumbrances, defects as to title or restrictions against the transfer and assignment thereof.

     3.4 GOVERNMENTAL CONSENTS. Except as set forth on EXHIBIT 3.3, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by Sellers or for the consummation by Sellers of the transactions contemplated hereby.

     3.5 NON-COMPETITION AGREEMENTS. Neither of the Sellers have entered into any agreement, written or oral, which is, or as a result of the transactions contemplated hereby would become binding upon the Partnership or the Purchasers and which would in any way limit the ability or authority of the Partnership or the Purchasers to compete with, or engage in, any line of business as conducted by the Partnership on the Initial Closing Date.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     As a material inducement to Sellers to enter into this Agreement, Purchasers hereby represent and warrant to Sellers as follows:

     4.1 ORGANIZATION. Each of DST and DST Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are organized and each of them have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder.

     4.2 AUTHORITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of DST and DST Sub and will not result in any violation of or conflict with or constitute a default under (i) any term of the charter, bylaws or other constitutive documents of either DST or DST Sub , or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to either DST or DST Sub. This Agreement has been duly executed and delivered by DST and DST Sub and constitutes the legal, valid and binding obligation of DST and DST Sub enforceable against DST and DST Sub in accordance with the terms hereof.

     4.3 GOVERNMENTAL CONSENTS. Except as set forth on EXHIBIT 4.3 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by Purchasers or for the consummation by the Purchasers of the transactions contemplated hereby.

     4.4 FINANCING. Purchasers have, and will have at each of the Closings, sufficient cash on hand to pay the Purchase Price.

                                   ARTICLE 5
                              COVENANTS OF SELLERS

     Sellers, jointly and severally, hereby covenant and agree as follows:

     5.1 COOPERATION. Sellers will cooperate in good faith with Purchasers and use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with its terms and conditions.

     5.2 CURRENT INFORMATION Unless restricted by law, during the period from the date of this Agreement to the Initial Closing, if requested by DST, Sellers will cause one or more of their representatives to confer on a regular and frequent basis with representatives of DST with respect to the status of the ongoing operations of the Partnership. Sellers will promptly notify DST to the extent they become aware of any material change in the normal course of the business of the Partnership and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Sellers or the Partnership which would in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated in this Agreement, and Sellers will keep DST informed with respect to such events. Sellers will also notify DST of the status of regulatory applications and Third Party Consents (as defined below) related to the transactions contemplated hereby.

     5.3 FULL ACCESS AND DISCLOSURE. Sellers shall afford to DST and its counsel, accountants and other authorized representatives access during business hours to the Partnership's properties, books and records in order that DST may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Partnership and Sellers will cause their officers and employees and the officers and employees of the Partnership to furnish such additional financial and operating data and other information as DST shall from time to time reasonably request regarding the Partnership. From time to time prior to the Initial Closing Date, Sellers will promptly supplement or amend in writing information previously delivered to DST with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed, but only to the extent such information is known to Sellers.

     5.4 CONSENTS AND APPROVALS OF THIRD PARTIES. Sellers shall use all commercially reasonable efforts to obtain all consents and approvals of, and deliver all required notices to, any other Person necessary for the consummation of the transactions contemplated by this Agreement, including the Designated Customers (other than governmental or regulatory authorities, which shall be covered by SECTION 7.10 hereof) (each such consent, a "THIRD PARTY CONSENT" and collectively, "THIRD PARTY CONSENTS"). Sellers shall use all commercially reasonable efforts to assist Purchasers in obtaining all Third Party Consents.

     5.5 FULFILLMENT OF CONDITIONS. Sellers will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith, to satisfy each condition to the obligations of Purchasers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                    ARTICLE 6
                             COVENANTS OF PURCHASERS

     Purchasers hereby covenant and agree as follows:

     6.1 COOPERATION. Purchasers will cooperate in good faith with Sellers and use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with its terms and conditions.

     6.2 CONSENTS AND APPROVALS OF THIRD PARTIES. Purchasers shall use all commercially reasonable efforts to make all filings with, and obtain all Third Party Consents.

     6.3 FULFILLMENT OF CONDITIONS. Purchasers will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith, to satisfy each condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                    ARTICLE 7
                       ADDITIONAL COVENANTS AND AGREEMENTS

     Purchasers and Sellers hereby covenant and agree that:

     7.1 CONFIDENTIALITY. Each party to this Agreement shall hold, and shall cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence and use solely for the purpose of consummating the transactions contemplated by this Agreement and for no other purpose including, without limitation, any purpose which is directly or indirectly detrimental to the disclosing party or any of its respective Affiliates, unless disclosure to a banking or other regulatory authority is necessary or appropriate or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively, "INFORMATION") concerning the other party (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement, except to the extent that such Information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) available to such party on a non-confidential basis from a source other than the disclosing party, (c) in the public domain through no fault of such party or (d) later lawfully acquired from other sources by the party to which it was furnished, and none of the parties shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. In the event that a party to this Agreement becomes compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the party who provided such Information (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order, or other remedy is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed.

     7.2 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation is instituted to restrain or prohibit the consummation of the transactions contemplated under this Agreement, whether before or after the Initial Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     7.3 WARRANTIES UNDER FLEET CONTRIBUTION AGREEMENT. Nothing in this Agreement shall modify the terms of the Fleet Contribution Agreement or expand or limit the rights or obligations of the parties thereunder.

     7.4 FLEET PARENT TRANSFER AGENCY SERVICES AGREEMENT. Simultaneously on the date hereof, Fleet Parent, the Partnership and EquiServe Trust Company have executed a transfer agency services agreement.

     7.5 LEGACY SYSTEM SUPPORT SERVICES AGREEMENT. Subsequent to the Closing, Fleet shall continue to perform all of its obligations under the Master Services Agreement between the Partnership and Fleet, dated September 29, 1995, as amended November 30, 1998. Any third party license fees incurred by Fleet in connection with or as a consequence of sale of its interests in the Partnership shall be borne solely by Fleet.

     7.6 [*]

     7.7 WAIVER OF TRANSFER RESTRICTIONS. Simultaneously on the date hereof, Fleet, Fleet Sub, FCTC, Bank One Sub, BFDS and BFDS Sub have executed an agreement whereby all restrictions under the Partnership Agreement with respect to the transfer of Sellers' Interests and the interests of FCTC and Bank One Sub in the Partnership have been waived.

     7.8 TRANSFER OF CUSTOMER CONTRACTS. Within a reasonable time prior to the expiration of transfer agency service agreements between Partnership customers and Fleet, DST shall cause the Partnership to use reasonable commercial efforts to obtain transfer of such contracts to the Partnership. Fleet shall use reasonable commercial efforts to assist the Partnership in implementing such transfers. Notwithstanding anything to the contrary contained herein, following the Initial Closing, Fleet shall be under no obligation to renew any customer contract which expires after the Initial Closing or enter into any new customer contracts.

     7.9 REGULATORY CONDITION. Notwithstanding anything to the contrary contained herein, if, during the period after the date hereof until the Initial Closing Date, any state or federal banking or securities regulatory authority imposes a cease and desist order, written agreement or similar formal regulatory action ("FORMAL WRITTEN ACTION") against the Partnership, then, notwithstanding the satisfaction or waiver of all conditions to closing set forth in Article 8 hereof, DST shall be entitled to (a) delay the Initial Closing for two (2) business days from the date DST receives written notice from Fleet or the Partnership of the imposition of the Formal Written Action, if all other conditions to closing set forth in Article 8 have otherwise been satisfied, or
(b) if all other conditions to closing set forth in Article 8 shall have not been satisfied, to suspend its performance under this Agreement for two (2) business days from the date DST receives written notice from Fleet or the Partnership of the imposition of the Formal Written Action. On the third (3rd) business day after the date DST receives written notice from Fleet or the Partnership of the imposition of the Formal Written Action, DST shall notify Fleet if (i) DST elects to consummate the transactions contemplated hereby in accordance with all terms of this Agreement (and without any amendments thereto) notwithstanding the imposition of the

Formal Written Action, in which case, DST shall not be entitled thereafter to terminate this Agreement for any reason relating to the imposition of the Formal Written Action, and the Initial Closing shall occur promptly thereafter (or as soon as all conditions to closing set forth in Article 8 shall have otherwise been satisfied), or (ii) DST elects not to consummate the transactions contemplated hereby, in which case, this Agreement shall terminate and be of no further force and effect. Each of the parties hereto agrees that the provisions of this SECTION 7.9 shall contain the sole and exclusive remedy available to DST in the event a Formal Written Action is imposed against the Partnership prior to the Initial Closing Date, and that neither Purchasers nor Sellers shall be entitled to seek indemnification from the other parties hereto with respect to any such Formal Written Action, whether issued before or after the Initial Closing Date.

     7.10 HSR ACT AND OTHER FILINGS.

          (a) Purchasers and Sellers shall (a) as promptly as practicable after the date hereof, with each of Purchasers and Sellers using their commercially reasonable efforts to make a prompt filing, make such filings as may be required by the HSR Act with respect to the transactions contemplated hereby, (b) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (c) file or cause to be filed as promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (d) seek the earliest possible termination or waiver of the waiting period under such statute. Purchasers and Sellers shall as promptly as practicable after the date hereof, with each of Purchasers and Sellers using their commercially reasonable efforts to make prompt filings, also file or cause the filing of all notices, applications, and requests described EXHIBITS 3.3 or 4.3.

          (b) Each of Purchasers and Sellers shall promptly inform each other of any material communication made to, or received by such party from, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental agency or authority.

          (c) Each of Purchasers and Sellers shall have the right to review and approve in advance all descriptions of it and its Affiliates which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental authority. In exercising the foregoing right, the parties hereto shall act reasonably and as promptly as possible.

     7.11 THIRD PARTY CONSENTS. In the event, that, on the Initial Closing Date, there are Third Party Consents for which a consent to the transactions contemplated hereby has not been obtained, then, in addition to the foregoing, until such time as such consent is obtained or is not otherwise obtainable, Purchasers and Sellers shall use their reasonable efforts to (i) obtain such Third Party Consent, (ii) provide to the Partnership the benefits and burdens of the contract to which such Third Party Consent relates, and (iii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Partnership.

                                    ARTICLE 8
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASERS

     Subject in all cases to SECTION 7.9 hereof, the obligation of Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions unless waived in writing by DST:

     8.1 REPRESENTATIONS AND WARRANTIES. Except as otherwise permitted or contemplated by this Agreement, the representations and warranties of Sellers contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Initial Closing Date with the same force and effect as though newly made at and as of the Initial Closing Date.

     8.2 SELLERS' PERFORMANCE. Each of the obligations of Sellers to be performed or complied with on or before the Initial Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed or complied with in all material respects on or before the Initial Closing Date.

     8.3 GOVERNMENTAL CONSENTS AND APPROVALS. All consents from and filings with regulators and governmental agencies required to consummate the transactions contemplated hereby (including those described in EXHIBITS 3.3 and 4.3), and which, either individually or in the aggregate, if not obtained, could cause a material adverse effect on the Partnership shall have been obtained and delivered to DST, it being expressly understood that no Third Party Consent shall be required to be obtained by any party hereto prior to the Initial Closing.

     8.4 NO PROCEEDING OR LITIGATION; LEGAL RESTRAINT. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened after the date hereof, and no investigation by any governmental or regulatory authority shall have been commenced or threatened after the date hereof against any of Sellers, the Partnership, Purchasers or any of their respective principals, officers or directors seeking to restrain, prevent or change (but only if such change would materially adversely affect the benefits to be derived by Purchasers hereunder) the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions. No order, injunction or other legal restraint or prohibition issued by any federal or state banking or other regulatory authority or court of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

     8.5 OFFICERS' CERTIFICATE OF FULFILLMENT OF CONDITIONS. Sellers shall have furnished DST with such certificates, instruments or other documents in the name or on behalf of Sellers, executed by appropriate officers of Sellers, including, without limitation, certificates or correspondence of governmental agencies or authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this ARTICLE 8 as DST may reasonably request; provided, however, that any such certificate, instrument or other document so requested by DST shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

     8.6 FCTC AND BANK ONE SUB SALE AGREEMENT AND CLOSINGS. The transactions contemplated by that certain Agreement for Purchase and Sale of Partnership Interests, dated as of the date hereof, by and among Purchasers, FCTC and Bank One Sub (the "FCTC

AGREEMENT"), pursuant to which all of the general and limited partnership interests in the Partnership owned by FCTC and Bank One Sub are being sold to Purchasers, shall be completed simultaneously with the Initial Closing (the "INITIAL FCTC CLOSING").

     8.7 ADVERSE CHANGES. No event or events shall have occurred since September 30, 2000, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Partnership. For purposes of this Agreement, "Material Adverse Effect" shall mean a material adverse change in a Person's financial condition, without taking into account changes resulting from the announcement of the transactions contemplated by this Agreement, changes in generally accepted accounting principles, changes in the industry in which the Person operates, changes in the economy generally and changes as a result of a failure to obtain a Third Party Consent.

     8.8 SECTION 754 ELECTION. The Partnership and all partners of the Partnership shall have executed and delivered all forms and documents and taken all actions necessary to effect the election under Section 754 of the Code as set forth in SECTION 2.6.

     8.9 OTHER AGREEMENTS. All agreements described in ARTICLE 7 shall have been executed and delivered to DST.

                                   ARTICLE 9
                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

     The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions unless waived in writing by
Sellers:

     9.1 REPRESENTATIONS AND WARRANTIES. Except as otherwise permitted or contemplated by this Agreement, the representations and warranties of Purchasers contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Initial Closing Date with the same force and effect as though newly made at and as of the Initial Closing Date.

     9.2 PURCHASER'S PERFORMANCE. Each of the obligations of the Purchasers to be performed or complied with on or before the Initial Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed or complied with in all material respects on or before the Initial Closing Date.

     9.3 GOVERNMENTAL CONSENTS AND APPROVALS. All consents from and filings with regulators and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained and delivered, it being expressly understood that no Third Party Consent shall be required to be obtained by any party hereto prior to the Initial Closing.

     9.4 PAYMENT. Purchasers shall have paid the portion of the Purchase Price required to be paid as described in SECTION 2.2.

     9.5 NO PROCEEDING OR LITIGATION; LEGAL RESTRAINT. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened after the date hereof, and no investigation by any governmental or regulatory authority shall have been commenced or threatened after the date hereof against any of Sellers, the Partnership, Purchasers or any of their respective principals, officers or directors seeking to restrain, prevent or change (but only if such change would materially adversely affect the benefits to be derived by Sellers hereunder) the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions. No order, injunction or other legal restraint or prohibition issued by any federal or state banking or other regulatory authority or court of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

     9.6 OFFICERS' CERTIFICATE OF FULFILLMENT OF CONDITIONS. Purchasers shall have furnished Sellers with such certificates, instruments or other documents in the name or on behalf of DST, executed by appropriate officers of DST or others, including, without limitation, certificates or correspondence of governmental agencies or authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this ARTICLE 9 as Sellers may reasonably request; provided, however, that any such certificate, instrument or other document so requested by Sellers shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

     9.7 ADVERSE CHANGES. No event or events shall have occurred since September 30, 2000 that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Purchasers.

     9.8 OTHER AGREEMENTS. All agreements described in ARTICLE 7 shall have been executed and delivered.

                                   ARTICLE 10
                                    CLOSINGS

     10.1 BOTH CLOSINGS. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of ARTICLE 11 hereof, a closing of the transfer of the Fleet LP Interests (other than the Fleet Residual Interest) and all of the Fleet GP Interests as described in SECTION 2.1 (the "INITIAL CLOSING") shall be held concurrently with the Initial FCTC Closing on a mutually acceptable date not later than the fifteenth business day after receipt of all required regulatory approvals and consents described in EXHIBITS 3.3. and 4.3, or on such other date (the "INITIAL CLOSING DATE") mutually agreed upon by the parties; PROVIDED, that the parties hereto shall use reasonable efforts to cause the Initial Closing to occur on or before December 31, 2000. The Initial Closing shall take place at such place or places as the parties shall mutually designate. A closing of the transfer of the Fleet Residual Interest as described in SECTION 2.1 (the "FINAL CLOSING") shall be held on the date for payment by DST of the Final Deferred Payment pursuant to SECTION 2.2(f) or on such other date (the "FINAL CLOSING DATE") mutually agreed upon by the parties. The Initial Closing, the Initial FCTC Closing and the Final Closing are collectively referred to as "Closings". The Initial Closing Date and the Final Closing Date are collectively referred to as "Closing Dates".

     10.2 Deliveries at Closings.

          (a) At each Closing, Sellers shall (i) sell, transfer and assign to Purchasers the Sellers' Interests required to be transferred pursuant to
     SECTION 2.1 by executing and
     delivering appropriate written instruments of conveyance providing for the sale, transfer and assignment of such interests to Purchasers, including warranties of title contained in SECTION 3.3 and (ii) execute and deliver all other documents required by this Agreement to be executed and delivered by Sellers at each Closing.

          (b) At each Closing, the Purchasers shall (i) pay the portion of the Purchase Price required to be paid pursuant to SECTION 2.2 and (ii) execute and deliver all documents required by this Agreement to be executed and delivered by Purchasers at each Closing.

     10.3 FURTHER ASSURANCES. From time to time after each Closing, at Purchasers' request and without further consideration from Purchasers, Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as Purchasers reasonably may require to convey, transfer to and vest in Purchasers and to put Purchasers in possession of the Sellers' Interests in accordance with the terms of this Agreement.

     10.4 LEGAL ACTIONS. If, prior to either Closing Date, any action or proceeding shall have been instituted by any third party before any court or governmental agency to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, the Closing shall be adjourned at the option of any party hereto for a period of up to ninety (90) days. If, at the end of such 90-day period, the action or proceeding shall not have been favorably resolved, any party hereto may, by written notice thereof to the other party or parties, terminate its obligations hereunder.

                                   ARTICLE 11
                           TERMINATION AND ABANDONMENT

     11.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Initial Closing (but not thereafter):

          (a)  by mutual written consent of the parties hereto;

          (b) by Sellers or Purchasers (i) thirty (30) days after the date upon which any request or application for a required regulatory approval, authorization, consent or order from any federal or state banking or other regulatory authority or agency necessary for both the transactions contemplated hereby and the transactions contemplated by the FCTC Sale Agreement shall have been denied, unless within the thirty (30) day period following such denial a petition for rehearing or an amended application has been filed with such governmental regulatory authority or agency; PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this SECTION 11.1(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respects the covenants and agreements of such party set forth herein, or (ii) if any federal or state banking or other regulatory authority or agency, or court of competent jurisdiction, shall have issued a final and non-appealable order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby;

          (c) by Sellers or Purchasers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach;

          (d) by Sellers or Purchasers for any reason or no reason if the Initial Closing has not occurred on or before June 30, 2001; or

          (e)  by Purchasers pursuant to SECTION 7.9 hereof.

     11.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to SECTION 11.1 hereof, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto and shall be null and void and of no further force and effect (other than SECTION
7.1 hereof, which shall remain in full force and effect). If this Agreement is terminated as provided herein:

          (a) each party will upon request redeliver all documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) no party hereto shall have any liability or further obligation to any other party to this Agreement, except any liability under SECTION 7.1 and in the event of a willful breach by either party of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder; and

          (c)  each party shall bear its own expenses.

                                   ARTICLE 12
                                 INDEMNIFICATION

     12.1 INDEMNITY BY SELLERS. (a) Subject in all cases to Section 7.9 hereof, Sellers agree to jointly and severally indemnify, Purchasers, and their Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, diminution in value, costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses, net of insurance proceeds received (collectively, the "PURCHASERS' LOSSES"), related to or arising directly or indirectly out of (i) any inaccuracies in any representation or warranty made by Sellers in this Agreement, , or (ii) any failure or breach by Sellers of any covenant, obligation, or undertaking made by Sellers in this Agreement; PROVIDED, HOWEVER, that Sellers responsibility to indemnify DST for Purchasers' Losses resulting from breach of the first sentence of SECTION 3.1(c) and SECTION 3.2(iii) shall be limited to one third (1/3) of such losses.

     [*]

     12.2 INDEMNITY BY PURCHASERS. Subject in all cases to Section 7.9 hereof, Purchasers agree to jointly and severally indemnify and hold Sellers, and their Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, diminution in value, costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses, net of insurance proceeds received (collectively, the "SELLERS' LOSSES"), related to or arising directly or indirectly out of (i) any inaccuracies in any representation or warranty made by Purchasers in this Agreement, or (ii) any failure or breach by Purchasers of any covenant, obligation, or undertaking made by Purchasers in this Agreement.

     12.3 Claims.

          (a) Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the party hereto obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") of any action, suit, proceeding, demand or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim: (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and (ii) there is no conflict of interest which would make separate representation by the Indemnified Party's own counsel advisable. The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

          (b) In the event of any Claim under SECTION 12.1 or 12.2 hereof, the Indemnified Party shall advise the Indemnifying Party in writing of the amount and circumstances surrounding such Claim. With respect to liquidated Claims, if within thirty (30) days the Indemnifying Party has not contested such Claim in writing, the Indemnifying Party will pay the full amount thereof within ten (10) days after the expiration of such period.

     12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Sellers and DST hereunder shall survive all Closings.

                                   ARTICLE 13
                             GENERAL; MISCELLANEOUS

     13.1 EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     13.2 NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

          If to Sellers:

               Fleet Bank, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attention: Drew J. Pfirrman, Esq.

               with a copy to:

                Bingham Dana LLP
                150 Federal Street
                Boston, Massachusetts 02110
                Attention: Neal J. Curtin, Esq.
                                  and
                          Stephen H. Faberman, Esq.

          If to the Purchasers:

                DST Systems, Inc.
                333 West 11th Street
                Kansas City, Missouri  64105
                Attention: General Counsel

     13.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

     13.4 CONSENT TO JURISDICTION. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought, non-exclusively in a court of competent jurisdiction of the State of Delaware. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding.

     13.5 SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     13.6 ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder or thereunder shall be assignable or transferable (except by operation of law in connection with a merger or similar corporate reorganization) by such party without the prior written consent of the other party hereto or thereto.

     13.7 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties and their respective successors, if any, hereto, any rights or remedies under or by reason of this Agreement.

     13.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.9 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     13.10 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any related agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     13.11 WAIVER OF CERTAIN DAMAGES. All of the parties hereto to the fullest extent permitted by law irrevocably waive any rights they may have to punitive, special, exemplary or consequential damages based upon or arising out of this Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto, except that the foregoing waiver shall not apply to any breach of any representation or warranty contained in SECTIONS 3.2(i), 3.2(ii) or 3.3.

     13.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.


                                   SELLERS:

                                   FLEET NATIONAL BANK, a national banking
                                   association

                                   By:    /s/ Peter J. Manning
                                   Name:  Peter J. Manning
                                   Title: Vice Chairman



                                   BANCBOSTON SERVICES, INC., a Massachusetts corporation

                                   By:    /s/ Peter J. Manning
                                   Name:  Peter J. Manning
                                   Title: Vice Chairman



                                   PURCHASERS:

                                   DST SYSTEMS, INC. a Delaware corporation

                                   By:    /s/ Thomas A. McDonnell
                                   Name:  Thomas A. McDonnell
                                   Title: President/CEO


                                   DST EQUISERVE, INC., a Delaware corporation

                                   By:    /s/ Thomas A. McDonnell
                                   Name:  Thomas A. McDonnell
                                   Title: President

                                                                       EXHIBIT A



                              DESIGNATED CUSTOMERS

      CLIENT           LOCATION         CLAUSE          REVENUE*

       [*]                [*]             [*]              [*]




*    Revenue amounts based on the period from November 1999 to October 2000.

                                   APPENDIX A

                        CALCULATION OF RECURRING REVENUES

                               For the year ended
                                December 31, 1999
                                 (in thousands)

                                       [*]

                                     ANNEX B
                      DEFERRED PAYMENT CALCULATION EXAMPLES

                                       [*]

                                                                  Exhibit 3.2 to
                                                 Agreement for Purchase and Sale
                                                        of Partnership Interests


This constitutes Exhibit 3.2 to the Agreement for Purchase and Sale of Partnership Interests made as of the 7th day of December, 2000 (the "Agreement"), by and among Fleet National Bank, a national banking association ("Fleet"), BancBoston Services, Inc., a Massachusetts corporation ("Fleet Sub"), DST Systems, Inc., a Delaware corporation ("Purchaser"), and DST EquiServe, Inc., a Delaware corporation ("DST Sub"). The information set forth in this exhibit is incorporated by reference into the Agreement to the same extent as if set forth in full in the Agreement. All terms used but not defined in this exhibit shall have the meanings ascribed thereto in the Agreement.

Fleet or an Affiliate is a party to contracts with customers under which the customer may be entitled to notice of the transactions contemplated by the Agreement or the customer may have the right to consent to or otherwise approve the transactions contemplated by the Agreement. Set forth below are the customers of Fleet or an Affiliate that may be entitled either to notice of, or to consent to, such transactions.

[*]

                                                        Exhibit 3.3 to Agreement
                                                           for Purchase and Sale
                                                        of Partnership Interests


This constitutes Exhibit 3.3 to the Agreement for Purchase and Sale of Partnership Interests made as of the 7th day of December, 2000 (the "Agreement"), by and among Fleet National Bank, a national banking association ("Fleet"), BancBoston Services, Inc., a Massachusetts corporation ("Fleet Sub"), DST Systems, Inc., a Delaware corporation ("Purchaser"), and DST EquiServe, Inc., a Delaware corporation ("DST Sub"). The information set forth in this exhibit is incorporated by reference into the Agreement to the same extent as if set forth in full in the Agreement. All terms used but not defined in this exhibit shall have the meanings ascribed thereto in the Agreement.

The ability of Fleet and Fleet Sub to sell, transfer, assign and deliver the limited and general partnership interests in the Partnership as provided in
Section 3.3 of the Agreement is subject to the restrictions on transferability set forth in the Partnership Agreement including, without limitation, the provisions of Article 7 and Article 8 of the Partnership Agreement.

Fleet, on behalf of itself and its Affiliates, may be required to file with respect to the transactions contemplated under the Agreement under the Hart-Scott-Rodino Antitrust Improvements Act and await consummation of the transactions so contemplated until the expiration (or waiver) of the waiting periods provided for therein.

In connection with the sale of the partnership interests in EquiServe by Fleet and Fleet Sub and by subsidiaries and Affiliates of Bank One Corporation, notice may be required to the Office of the Comptroller of the Currency in connection with the change in bank control of EquiServe Trust Company.

                                   EXHIBIT 4.3

This constitutes Exhibit 4.3 to the Agreement for Purchase and Sale of Partnership Interests made as of the 7th day of December, 2000 (the "Agreement"), by and among Fleet National Bank, a national banking association ("Fleet"), BancBoston Services, Inc., a Massachusetts corporation ("Fleet Sub"), DST Systems, Inc., a Delaware corporation ("Purchaser"), and DST EquiServe, Inc., a Delaware corporation ("DST Sub"). The information set forth in this exhibit is incorporated by reference into the Agreement to the same extent as if set forth in full in the Agreement. All terms used but not defined in this exhibit shall have the meanings ascribed thereto in the Agreement.

DST, on behalf of itself and its Affiliates, may be required to file with respect to the transactions contemplated under the Agreement under the Hart-Scott-Rodino Antitrust Improvements Act and await consummation of the transactions so contemplated until the expiration (or waiver) of the waiting periods provided for therein.

DST, on behalf of itself, its Affiliates and any shareholder owning more than 25% of its capital stock, may be required to file a Notice of Change in Bank Control with the Comptroller of the Currency with respect to the transactions contemplated under the Agreement and await consummation of the transactions so contemplated until the expiration (or waiver) of the review and waiting periods (including extensions thereof) under the Federal Deposit Insurance Act and the regulations of the Comptroller of the Currency.